Exhibit 10.3

EGALET CORPORATION

Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Agreement”) is made and entered into as of             ], 20   (the “Grant Date”) by and between Egalet Corporation, a Delaware corporation (the “Company”) and [        ] (the “Grantee”).

WHEREAS, the Company has adopted the Egalet Corporation 2013 Stock-Based Incentive Compensation Plan, as amended and/or restated from time to time (the “Plan”), pursuant to which awards of Restricted Stock may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the award of Restricted Stock provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.              Grant of Restricted Stock. Pursuant to the terms of the Plan, the Company hereby issues to the Grantee on the Grant Date a Restricted Stock Award consisting of the number of shares of Common Stock (the “Restricted Stock”) set forth in the Grant Notice attached hereto as Exhibit A, on the terms and conditions and subject to the restrictions set forth in this Agreement, the attached Grant Notice and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2.              Restriction Period; Vesting.  The Restricted Stock shall be eligible to vest in accordance with the vesting schedule set forth in the attached Grant Notice.

3.              Termination.  If the Grantee’s service with the Company or an Affiliate terminates for any reason at any time before all of his or her Restricted Stock has vested, the Grantee’s unvested Restricted Stock shall be automatically forfeited upon such termination of service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement.

4.              Restrictions. Subject to any exceptions set forth in this Agreement, the Grant Notice or the Plan, during the Restriction Period, the Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or the rights relating thereto during the Restriction Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be forfeited by the Grantee and all of the Grantee’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

5.              Voting; Dividends.  During the Restriction Period, the Grantee shall have the right to vote the shares of Restricted Stock subject to this Agreement.  During the Restriction Period, no dividend shall be paid with respect to any shares of Restricted Stock subject to this Agreement and the Grantee shall have no future right to any dividend paid during the Restriction Period.

6.              No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Non-Employee Director of the Company or any Affiliate. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company or any Affiliate to terminate the Grantee’s employment or other service at any time, with or without cause.

7.              Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, the shares of Common Stock shall be subject to adjustment in any manner provided under Section 13 of the Plan.

8.              Tax Liability and Withholding.  The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan or otherwise, the amount of any required withholding taxes in respect of the Restricted Stock and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes.  The Grantee may satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a)                tendering a cash payment.

(b)                authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Stock; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law.

(c)                 tendering proceeds received from a broker-dealer authorized by the Grantee to sell all or a portion of the shares of Common Stock delivered to the Grantee as a result of the vesting of the Restricted Stock.

(d)                delivering to the Company previously owned and unencumbered shares of Common Stock.

9.              Compliance with Law. The issuance and transfer of Common Stock shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Common Stock may be listed. No Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Common Stock with the Securities and

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Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

10.       Stock Issuance. The Company may issue stock certificates or evidence the Grantee’s interest by using a restricted book entry account with the Company’s transfer agent.  A physical or electronic legend, as applicable, may be placed on any certificate(s) representing the shares of Restricted Stock granted pursuant to this Agreement indicating restrictions on transferability of such shares or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which shares of Common Stock are then listed or quoted.  Any such certificate(s) shall be held in escrow by the Company during the Restriction Period.  The Grantee shall sign a stock power endorsed in blank to the Company to be held in escrow during the Restriction Period

11.       Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

12.       Restricted Stock Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13.       Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.

14.       Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.

15.       Recoupment. The Restricted Stock and any compensation paid with respect thereto shall be subject to mandatory repayment by the Grantee to the Company pursuant to the terms of any Company “clawback” or recoupment policy directly applicable to the Plan and in effect on the date hereof or required by law to be applicable to the Grantee.

16.       Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EGALET CORPORATION

By:
Name:

Title:

GRANTEE

Name:

Exhibit A

Notice of Grant

This Notice of Grant sets forth the specific terms that apply to the Restricted Stock granted to the Grantee identified below under the Restricted Stock Award Agreement (the “Agreement”), made and entered into as of            , 20  , between Egalet Corporation, a Delaware corporation (the “Company”), and the Grantee.  Capitalized terms that are used but not defined herein shall have the meanings given to such terms in the Agreement.

Grantee Name:	[ ]

Shares of Restricted Stock Granted:	[ ]

Grant Date:	[ ]

Vesting Schedule:                                                [FOR EMPLOYEES: Subject to the Grantee’s continuing employment with the Company, 25% of the shares of Restricted Stock shall vest, and the restrictions applicable thereto shall lapse, on each of the first four anniversaries of the Grant Date until 100% of the Restricted Stock is vested.  The unvested portion of the Restricted Stock will be forfeited for no compensation upon the Grantee’s termination of employment for any reason.

Notwithstanding the foregoing, if the Grantee’s service with the Company or an Affiliate is terminated by the Company or such Affiliate without Cause (other than due to the Grantee’s death or Disability), the number of shares of Restricted Stock that, but for such termination of service, would have vested on the last day of the calendar quarter in which such termination of service occurs shall vest upon the Grantee’s termination of service.

Notwithstanding the foregoing, if the Grantee remains in continuous service with the Company or an Affiliate until the date of a Change in Control, 100% of the unvested shares of Restricted Stock shall vest immediately prior to the consummation of such Change in Control.]

[FOR NON-EMPLOYEE DIRECTORS: Subject to the Grantee’s continuing service with the Company, the 100% of the Restricted Stock shall vest, and the restrictions applicable thereto shall lapse, on the date immediately preceding the date of the Company’s first annual meeting of stockholders immediately following the Grant Date.  The unvested portion of the Restricted Stock will be forfeited for no compensation upon the Grantee’s termination of service for any reason.]

[FOR CONSULTANTS:  [  ]% of the Restricted Stock shall constitute the “Time-Based Portion” and [  ]% of the Restricted Stock shall constitute the “Performance-Based Portion”.  Subject to the Grantee’s continuing service with the Company, (i) (a) 50% of the Time-Based Portion of the Restricted Stock shall vest, and the restrictions applicable thereto shall lapse, on the date that is six month following the Grant Date; and (b) an additional 50% of the Time-Based Portion of the Restricted Stock shall vest, and the restrictions applicable thereto shall lapse, on the first anniversary of the Grant Date; and (ii) [  ]% of the Performance-Based Portion of the Restricted Stock shall vest, and the restrictions applicable thereto shall lapse, upon [INSERT DESCRIPTION OF PERFORMANCE CONDITIONS].  The unvested portion of the Restricted Stock will be forfeited for no compensation upon the Grantee’s termination of service for any reason.]

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